UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015

SIGA RESOURCES, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(440) 391-0435

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Company's Certifying Accountant.

(a)	On April 2, 2015, Siga Resources, Inc. (the “Company”) received notification of Messineo & Co, CPAs, LLC. (“Messineo”), the principal accountant for the Company, decision not to stand for appointment. The Company’s Board of Directors accepted the resignation of Messineo on the same date. None of the reports of Messineo (no audits or reviews were performed), on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements between the Company and Messineo, for the two most recent fiscal years and any subsequent interim period through April 1, 2015 (date of notification not to stand for appointment) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Messineo, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

(b)	On April 1, 2015, the Company’s Board of Directors approved the engagement of ZBS Group LLC (“ZBS”) as its principal accountant to audit the Company’s financial statements as successor to Messineo. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of ZBS regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of ZBS provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Further, during the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted the entity of ZBS on any matter that was the subject of a disagreement or a reportable event.

Item 9.01	Financial Statements and Exhibits.

Exhibit
Number	Description

16.1	Letter from Messineo dated April 2, 2015 regarding change in certifying accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA RESOURCES, INC.

Date: April 2, 2015	By:	/s/ Christopher P. Vallos
Christopher P. Vallos, Director

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